UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2012

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2012, Transgenomic, Inc. (the “Company”) provided written notice to CFO Systems, LLC that the Company’s engagement contract with CFO Systems, LLC (the “CFO Systems Agreement”) is terminated effective June 3, 2012. Under the CFO Systems Agreement, Brett L. Frevert, Managing Director of CFO Systems, LLC, has been serving as the Company’s interim Chief Financial Officer (Principal Financial Officer). In connection with the termination of the CFO Systems Agreement, Mr. Frevert will cease his role as the Company’s Chief Financial Officer effective June 3, 2012. Beginning June 3, 2012, Mr. Craig J. Tuttle, the Company’s Chief Executive Officer, will serve as the Company’s interim Chief Financial Officer (Principal Financial Officer) while the Company completes a search for a permanent Chief Financial Officer. The Company expects to announce the hiring of a new Chief Financial Officer in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2012	TRANSGENOMIC, INC. By: /s/ Craig J. Tuttle Craig J. Tuttle President and Chief Executive Officer